Exhibit 10.358

BRG MOREHEAD NC, LLC

ASSIGNMENT OF MEMBERSHIP INTEREST

Effective as of the 6th day of January, 2016, for value received, BRG MOREHEAD NC, LLC, a Delaware limited liability company (“Assignor”), a member of BR ArchCo Morehead JV, LLC, a Delaware limited liability company (the “Company”), hereby sells, assigns, conveys and transfers unto BR Morehead JV MEMBER, LLC, a Delaware limited liability company (“Assignee”), one hundred percent (100.00%) of Assignor’s limited liability company interest in the Company, together with any and all claims, title, interests, entitlements, capital account balances, distributions and other rights related to such limited liability company interest being assigned (the “Assigned Interest”). Assignee hereby accepts from Assignor the Assigned Interest and agrees to be substituted as a member in the Company in the place and stead of Assignor with respect to the Assigned Interest assigned to and accepted by Assignee as provided herein.

Assignor, in its capacity as a member of the Company, hereby consents to the admission of Assignee as a member of the Company, with all rights and obligations as a substitute member of the Company with respect to the Assigned Interest. Assignee agrees to be bound by the terms of the Company’s limited liability company agreement, and assumes and agrees to pay and discharge when and as due all the liabilities, obligations, and responsibilities of Assignor arising from Assignor’s ownership of the Assigned Interest acquired by Assignee from and after the date hereof. Assignor and Assignee mutually agree to reasonably cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Assignment.

This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by the person to be bound thereby. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

This Assignment can be executed in any number of counterparts, each of which, when so executed, shall be deemed an original; such counterparts together shall constitute one original. This Assignment will be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws of that State.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have each duly authorized and executed this Assignment effective as of the date first written above.

ASSIGNOR:

BRG MOREHEAD NC, LLC,
a Delaware limited liability company

By:	Bluerock Residential Holdings, L.P.,
a Delaware limited partnership, its Sole Member

	By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation, its General Partner

		By:	/s/ Michael L. Konig
Michael L. Konig
Chief Operating Officer

ASSIGNEE:

BR MOREHEAD JV MEMBER, LLC,
a Delaware limited liability company

By:	Bluerock Special Opportunity + Income Fund II, LLC,
a Delaware limited liability company, its Manager

	By:	BR SOIF II Manager, LLC,
a Delaware limited liability company, its Manager

		By:	/s/ Michael L. Konig
Michael L. Konig
Authorized Signatory